EXHIBIT 95

MINE SAFETY DISCLOSURE EXHIBIT

The operation of the Company’s U.S. aggregate quarries and mines is subject to regulation by the federal Mine Safety and Health Administration (MSHA) under the Federal Mine Safety and Health Act of 1977 (the “Mine Act”). MSHA inspects the Company’s quarries and mines on a regular basis and issues various citations and orders when it believes a violation has occurred under the Mine Act. Whenever MSHA issues a citation or order, it also generally proposes a civil penalty, or fine, related to the alleged violation. Citations or orders can be contested and appealed, and as part of that process, are often reduced in severity and amount, and are sometimes dismissed.

Under the Dodd-Frank Wall Street Reform and Consumer Protection Act (the Dodd-Frank Act), the Company is required to present information regarding certain mining safety and health citations which MSHA has issued with respect to its aggregates mining operations in its periodic reports filed with the Securities and Exchange Commission (the “SEC”). In evaluating this information, consideration should be given to factors such as: (i) the number of citations and orders will vary depending on the size of the quarry or mine and type of operations (underground or surface), (ii) the number of citations issued will vary from inspector to inspector and location to location, and (iii) citations and orders can be contested and appealed, and in that process, may be reduced in severity and amount, and are sometimes dismissed.

We have provided information below in response to the rules and regulations of the SEC issued under Section 1503(a) of the Dodd-Frank Act. The disclosures reflect U.S. mining operations only, as the requirements of the Dodd-Frank Act and the SEC rules and regulations thereunder do not apply to our quarries and mines operated outside the United States.

The Company presents the following items regarding certain mining safety and health matters for the year ended December 31, 2012 (Appendix 1):

•

Total number of violations of mandatory health or safety standards that could significantly and substantially contribute to the cause and effect of a mine safety or health hazard under section 104 of the Mine Act for which the Company received a citation from MSHA (hereinafter, “Section 104 S&S Citations”). If MSHA determines that a violation of a mandatory health or safety standard is reasonably likely to result in a reasonably serious injury or illness under the unique circumstance contributed to by the violation, MSHA will classify the violation as a “significant and substantial” violation (commonly referred to as a “S&S” violation). MSHA inspectors will classify each citation or order written as a “S&S” violation or not.

•	Total number of orders issued under section 104(b) of the Mine Act (hereinafter, “Section

104(b) Orders”). These orders are issued for situations in which MSHA determines a previous violation covered by a Section 104(a) citation has not been totally abated within the prescribed time period, so a further order is needed to require the mine operator to immediately withdraw all persons (except certain authorized persons) from the affected area of a quarry or mine.

•

Total number of citations and orders for unwarrantable failure of the mine operator to comply with mandatory health or safety standards under Section 104(d) of the Mine Act (hereinafter, “Section 104(d) Citations and Orders”). These violations are similar to those described above, but the standard is that the violation could significantly and substantially contribute to the cause and effect of a safety or health hazard, but the conditions do not cause imminent danger, and the MSHA inspector finds that the violation is caused by an unwarranted failure of the operator to comply with the health and safety standards.

•

Total number of flagrant violations under section 110(b)(2) of the Mine Act (hereinafter, “Section 110(b)(2) Violations”). These violations are penalty violations issued if MSHA determines that violations are “flagrant”, for which civil penalties may be assessed. A “flagrant” violation means a reckless or repeated failure to make reasonable efforts to eliminate a known violation of a mandatory health or safety standard that substantially and proximately caused, or reasonably could have been expected to cause, death or serious bodily injury.

•

Total number of imminent danger orders issued under section 107(a) of the Mine Act (hereinafter, “Section 107(a) Orders”). These orders are issued for situations in which MSHA determines an imminent danger exists in the quarry or mine and results in orders of immediate withdrawal of all persons (except certain authorized persons) from the area of the quarry or mine affected by its condition until the imminent danger and the underlying conditions causing the imminent danger no longer exist.

•

Total Dollar Value of MSHA Assessments Proposed. These are the amounts of proposed assessments issued by MSHA with each citation or order for the time period covered by the report. Penalties are assessed by MSHA according to a formula that considers a number of factors, including the mine operator’s history, size, negligence, gravity of the violation, good faith in trying to correct the violation promptly, and the effect of the penalty on the operator’s ability to continue in business.

•

Total Number of Mining-Related Fatalities. Mines subject to the Mine Act are required to report all fatalities occurring at their facilities unless the fatality is determined to be “non-chargeable” to the mining industry. The final rules of the SEC require disclosure of mining-related fatalities at mines subject to the Mine Act. Only fatalities determined by MSHA not to be mining-related may be excluded.

•

Receipt of written notice from MSHA of a pattern (or a potential to have such a pattern) of violations of mandatory health or safety standards that are of such nature as could have significantly and substantially contributed to the cause and effect of other mine health or safety hazards under section 104(e) of the Mine Act. If MHSA determines that a mine has a “pattern” of these types of violations, or the potential to have such a pattern, MSHA is required to notify the mine operator of the existence of such a thing.

•	Legal Actions Pending as of the Last Day of Period.

•	Legal Actions Initiated During Period.

•	Legal Actions Resolved During Period.

The Federal Mine Safety and Health Review Commission (the “Commission”) is an independent adjudicative agency that provides administrative trial and appellate review of legal disputes arising under the Mine Act. The cases may involve, among other questions, challenges by operators to citations, orders and penalties they have received from MSHA, or complaints of discrimination by miners under Section 105 of the Mine Act. Appendix 1 shows, for each of the Company’s quarries and mines identified, as of December 31, 2012, the number of legal actions pending before the Commission, along with the number of legal actions initiated before the Commission during the year as well as resolved during the year. In addition, Appendix 1 includes a footnote to the column for legal actions before the Commission pending as of the last day of the period, which footnote breaks down that total number of legal actions pending by categories according to the type of proceeding in accordance with various categories established by the Procedural Rules of the Commission.

Appendix 1 attached

Appendix 1

Location	MSHA ID	Section 104 S&S Citations (#)	Section 104(b) Orders (#)	Section 104(d) Citations and Orders (#)	Section 110(b)(2) Violations (#)	Section 107(a) Orders (#)	Total Dollar Value of MSHA Assessment/$ Proposed	Total Number of Mining Related Fatalities (#)	Received Notice of Pattern of Violation Under Section 104(e) (yes/no)	Received Notice of Potential to have Pattern under Section 104(e) (yes/no)	Legal Actions Pending as of Last Day of Period (#)*	Legal Actions Instituted During Period (#)	Legal Actions Resolved During Period (#)
American Stone Quarry	3100189	1	0	0	0	0	$2,044	0	no	no	0	0	0
Arrowood	3100059	1	0	0	0	0	$1,325	0	no	no	0	0	0
Asheboro Quarry	3100066	0	0	0	0	0	$276	0	no	no	0	0	0
Bakers	3100071	0	0	0	0	0	$117	0	no	no	0	0	0
Belgrade Quarry	3100064	0	0	0	0	0	$200	0	no	no	0	0	0
Benson Quarry	3101979	0	0	0	0	0	$100	0	no	no	0	0	0
Bessemer City	3101105	2	0	0	0	0	$290	0	no	no	0	0	0
Black Ankle Quarry	3102220	0	0	0	0	0	$0	0	no	no	0	0	0
Bonds	3101963	0	0	0	0	0	$200	0	no	no	0	0	0
Burlington Quarry	3100042	0	0	0	0	0	$200	0	no	no	0	0	0
Caldwell Quarry	3101869	0	0	0	0	0	$0	0	no	no	0	0	0
Castle Hayne Quarry	3100063	0	0	0	0	0	$0	0	no	no	0	1	5
Central Rock Quarry	3100050	3	0	0	0	0	$2,313	0	no	no	0	0	1
Charlotte	3100057	0	0	0	0	0	$200	0	no	no	0	0	0
Chesterfield Quarry	3800682	2	0	0	0	0	$362	0	no	no	0	0	0
Clarks Quarry	3102009	0	0	0	0	0	$0	0	no	no	0	0	0
Cumberland Quarry	3102237	0	0	0	0	0	$0	0	no	no	0	0	0
Denver	3101971	0	0	0	0	0	$0	0	no	no	0	0	0
East Alamance	3102021	0	0	0	0	0	$0	0	no	no	0	0	0
Fountain Quarry	3100065	5	0	0	0	0	$2,740	0	no	no	0	0	0
Franklin Quarry	3102130	2	0	0	0	0	$1,270	0	no	no	0	0	0
Fuquay Quarry	3102055	0	0	0	0	0	$200	0	no	no	0	0	0
Garner Quarry	3100072	4	0	2	0	1	$11,245	0	no	no	4	4	1
Hickory Quarry	3100043	2	0	0	0	0	$2,150	0	no	no	0	0	0
Hicone Quarry	3102088	0	0	0	0	0	$0	0	no	no	0	0	0
Jamestown Quarry	3100051	1	0	0	0	0	$3,503	0	no	no	0	0	0
Kannapolis	3100070	0	0	0	0	0	$200	0	no	no	0	0	0
Kings Mountain	3100047	1	0	0	0	0	$407	0	no	no	0	0	0
Lemon Springs Quarry	3101104	1	0	0	0	0	$2,003	0	no	no	0	0	5
Loamy Sand & Gravel	3800721	0	0	0	0	0	$0	0	no	no	0	0	0
Maiden Quarry	3102125	0	0	0	0	0	$0	0	no	no	0	0	0

Location	MSHA ID	Section 104 S&S Citations (#)	Section 104(b) Orders (#)	Section 104(d) Citations and Orders (#)	Section 110(b)(2) Violations (#)	Section 107(a) Orders (#)	Total Dollar Value of MSHA Assessment/$ Proposed	Total Number of Mining Related Fatalities (#)	Received Notice of Pattern of Violation Under Section 104(e) (yes/no)	Received Notice of Potential to have Pattern under Section 104(e) (yes/no)	Legal Actions Pending as of Last Day of Period (#)*	Legal Actions Instituted During Period (#)	Legal Actions Resolved During Period (#)
Mallard Creek	3102006	0	0	0	0	0	$0	0	no	no	0	0	0
Matthews	3102084	1	0	0	0	0	$376	0	no	no	0	0	0
Onslow Quarry	3102120	0	0	0	0	0	$300	0	no	no	0	0	0
Pomona Quarry	3100052	0	0	0	0	0	$100	0	no	no	0	0	0
Raleigh Durham Quarry	3101941	0	0	0	0	0	$138	0	no	no	1	2	2
Reidsville Quarry	3100068	1	0	0	0	0	$262	0	no	no	0	0	0
Rock Hill	3800026	0	0	0	0	0	$200	0	no	no	0	0	0
Rocky Point Quarry	3101956	1	0	0	0	0	$667	0	no	no	0	1	2
Rocky River	3102033	0	0	0	0	0	$0	0	no	no	0	0	0
Salem Stone Company	3102038	0	0	0	0	0	$100	0	no	no	0	0	0
Siler City Quarry	3100044	0	0	0	0	0	$0	0	no	no	0	0	0
Statesville Quarry	3100055	0	0	0	0	0	$127	0	no	no	0	0	0
Thomasville Quarry	3101475	0	0	0	0	0	$0	0	no	no	0	0	0
Wilson Quarry	3102230	0	0	0	0	0	$0	0	no	no	0	0	0
Woodleaf Quarry	3100069	1	0	0	0	0	$438	0	no	no	0	0	0
(45) North Indianapolis SURFACE	1200002	0	0	0	0	0	$1,600	0	no	no	0	3	3
Anderson Creek	4402963	0	0	0	0	0	$354	0	no	no	0	0	0
Apple Grove	3301676	0	0	0	0	0	$100	0	no	no	0	4	4
Belmont Sand	1201911	0	0	0	0	0	$0	0	no	no	0	0	0
Blue Rock	3300016	0	0	0	0	0	$0	0	no	no	0	0	0
Boonsboro	1800024	0	0	0	0	0	$601	0	no	no	1	1	0
Burning Springs	4608862	2	0	0	0	0	$1,386	0	no	no	8	4	0
Camp Dennison	3301588	0	0	0	0	0	$0	0	no	no	0	0	0
Carmel Church Quarry	4405633	0	0	0	0	0	$0	0	no	no	0	0	0
Carmel SandG	1202124	0	0	0	0	0	$200	0	no	no	0	0	0
Cedarville	3304072	0	0	0	0	0	$0	0	no	no	0	0	0
Clinton County	3304546	0	0	0	0	0	$100	0	no	no	0	0	0
Clinton County	3304546	0	0	0	0	0	$100	0	no	no	0	0	0
Cook Road	3304534	0	0	0	0	0	$0	0	no	no	0	0	0
Dayton	3304469	0	0	0	0	0	$0	0	no	no	0	0	0

Location	MSHA ID	Section 104 S&S Citations (#)	Section 104(b) Orders (#)	Section 104(d) Citations and Orders (#)	Section 110(b)(2) Violations (#)	Section 107(a) Orders (#)	Total Dollar Value of MSHA Assessment/$ Proposed	Total Number of Mining Related Fatalities (#)	Received Notice of Pattern of Violation Under Section 104(e) (yes/no)	Received Notice of Potential to have Pattern under Section 104(e) (yes/no)	Legal Actions Pending as of Last Day of Period (#)*	Legal Actions Instituted During Period (#)	Legal Actions Resolved During Period (#)
Delaware Limestone	3300136	0	0	0	0	0	$0	0	no	no	0	0	0
Doswell	4400045	0	0	0	0	0	$5,450	0	no	no	1	2	1
Dredge Lucas	4603800	0	0	0	0	0	$0	0	no	no	0	0	0
E-Town SandG	3304279	0	0	0	0	0	$0	0	no	no	0	0	0
Fairborn Gravel	3301388	0	0	0	0	0	$0	0	no	no	0	0	0
Fairfield	3301396	1	0	0	0	0	$300	0	no	no	0	0	0
Five Points Sand	1202248	0	0	0	0	0	$0	0	no	no	0	0	0
Franklin Gravel	3302940	0	0	0	0	0	$0	0	no	no	0	0	0
Gosport Quarry	1201997	0	0	0	0	0	$0	0	no	no	0	0	0
Hamilton Gravel	3301394	0	0	0	0	0	$0	0	no	no	0	0	0
Harrison	3301395	0	0	0	0	0	$0	0	no	no	0	0	0
Kentucky Ave Mine	1201762	0	0	0	0	0	$634	0	no	no	0	0	0
Kokomo Mine	1202105	0	0	0	0	0	$0	0	no	no	0	0	0
Kokomo Sand	1202203	0	0	0	0	0	$100	0	no	no	0	0	0
Kokomo Stone	1200142	0	0	0	0	0	$100	0	no	no	0	0	0
Lewisburg Quarr	4600001	0	0	0	0	0	$0	0	no	no	0	0	0
Lynchburg Quarry	3304281	0	0	0	0	0	$0	0	no	no	0	0	0
Manheim Mine	4601563	0	0	0	0	0	$0	0	no	no	0	0	0
Meredith Quarry	3300137	0	0	0	0	0	$0	0	no	no	0	0	0
Midlothian	4403767	0	0	0	0	0	$200	0	no	no	0	0	0
Noblesville SandG	1201994	0	0	0	0	0	$0	0	no	no	0	0	0
Noblesville Stone	1202176	0	0	0	0	0	$362	0	no	no	1	1	2
North Indianapolis	1201993	0	0	0	0	0	$238	0	no	no	0	1	1
Ohio Recycle	3304394	0	0	0	0	0	$0	0	no	no	0	0	0
Ohio Stripping	N354	0	0	0	0	0	$0	0	no	no	0	0	0
Pana Quarry	1100549	0	0	0	0	0	$0	0	no	no	0	0	0
Petersburg	1516895	0	0	0	0	0	$200	0	no	no	0	0	0
Phillippi Quarry	4607788	0	0	0	0	0	$0	0	no	no	0	0	0
Phillipsburg	3300006	0	0	0	0	0	$100	0	no	no	0	0	0
Pinesburg	1800021	2	0	0	0	0	$1,956	0	no	no	1	1	0
Putnam Quarry	1202242	0	0	0	0	0	$0	0	no	no	0	0	0
Recycling 801	1202198	0	0	0	0	0	$0	0	no	no	0	0	0

Location	MSHA ID	Section 104 S&S Citations (#)	Section 104(b) Orders (#)	Section 104(d) Citations and Orders (#)	Section 110(b)(2) Violations (#)	Section 107(a) Orders (#)	Total Dollar Value of MSHA Assessment/$ Proposed	Total Number of Mining Related Fatalities (#)	Received Notice of Pattern of Violation Under Section 104(e) (yes/no)	Received Notice of Potential to have Pattern under Section 104(e) (yes/no)	Legal Actions Pending as of Last Day of Period (#)*	Legal Actions Instituted During Period (#)	Legal Actions Resolved During Period (#)
Recycling 802	1202199	0	0	0	0	0	$0	0	no	no	0	0	0
Recycling 803	1202314	0	0	0	0	0	$0	0	no	no	0	0	0
Red Hill	4400072	0	0	0	0	0	$100	0	no	no	0	0	0
Ross Gravel	3301587	0	0	0	0	0	$0	0	no	no	0	0	0
Spring Valley Gravel	3304078	0	0	0	0	0	$0	0	no	no	0	0	0
Troy Gravel	3301678	0	0	0	0	0	$0	0	no	no	0	0	0
Waverly Sand	1202038	0	0	0	0	0	$100	0	no	no	0	0	0
Xenia	3301393	0	0	0	0	0	$100	0	no	no	0	0	0
Adamsville S and G	4003106	0	0	0	0	0	$0	0	no	no	0	0	0
Alabaster Quarry	103068	0	0	0	0	0	$0	0	no	no	0	0	0
Albany Quarry	900863	0	0	0	0	0	$0	0	no	no	0	0	0
Appleton/Perryville	2300070	0	0	0	0	0	$0	0	no	no	0	0	0
Appling Quarry	901083	0	0	0	0	0	$0	0	no	no	0	0	0
Auburn, Al Quarry	100006	2	0	0	0	0	$996	0	no	no	3	1	0
Auburn, GA Quarry	900436	0	0	0	0	0	$200	0	no	no	0	0	0
Augusta Quarry-GA	900065	1	0	0	0	0	$934	0	no	no	2	1	1
Berkeley Quarry	3800072	0	0	0	0	0	$150	0	no	no	0	0	0
Birmingham Shop	102096	0	0	0	0	0	$0	0	no	no	0	0	0
Cabbage Grove Quarry	800008	0	0	0	0	0	$0	0	no	no	0	0	0
Calera	101552	0	0	0	0	0	$0	0	no	no	0	0	0
Camak Quarry	900075	0	0	0	0	0	$350	0	no	no	0	0	1
Cave-In Rock Quarry	1100123	0	0	0	0	0	$0	0	no	no	0	0	0
Cayce Quarry	3800016	2	0	0	0	0	$3,989	0	no	no	1	1	0
Chattahoochee S	800584	0	0	0	0	0	$0	0	no	no	0	0	0
Chattanooga Quarry	4003159	0	0	0	0	0	$0	0	no	no	1	0	1
Clifton Quarry	801078	0	0	0	0	0	$0	0	no	no	0	0	0
Crystal Springs Gravel	2200119	0	0	0	0	0	$0	0	no	no	0	0	0
Crystal Springs Portable	2200768	0	0	0	0	0	$0	0	no	no	0	0	0
Denham Springs Gravel	1601352	0	0	0	0	0	$0	0	no	no	0	0	0
Denham Springs Plant 6	1601423	0	0	0	0	0	$0	0	no	no	0	0	0

Location	MSHA ID	Section 104 S&S Citations (#)	Section 104(b) Orders (#)	Section 104(d) Citations and Orders (#)	Section 110(b)(2) Violations (#)	Section 107(a) Orders (#)	Total Dollar Value of MSHA Assessment/$ Proposed	Total Number of Mining Related Fatalities (#)	Received Notice of Pattern of Violation Under Section 104(e) (yes/no)	Received Notice of Potential to have Pattern under Section 104(e) (yes/no)	Legal Actions Pending as of Last Day of Period (#)*	Legal Actions Instituted During Period (#)	Legal Actions Resolved During Period (#)
Denham Springs Plnt 5	1601406	0	0	0	0	0	$0	0	no	no	0	0	0
Denham Springs Plnt 9	1601137	0	0	0	0	0	$0	0	no	no	0	0	0
Forsyth Quarry	901035	1	0	0	0	0	$138	0	no	no	0	0	0
Fredonia Quarry	1500022	0	0	0	0	0	$0	0	no	no	0	0	0
Georgetown ll	3800525	0	0	0	0	0	$0	0	no	no	0	0	0
Hardin 1 and 2	1100050	0	0	0	0	0	$0	0	no	no	0	0	0
Hardin County No.1	1100184	0	0	0	0	0	$0	0	no	no	0	0	0
Harriman Quarry	4000067	0	0	0	0	0	$0	0	no	no	0	0	0
Jefferson Quarry	901106	0	0	0	0	0	$100	0	no	no	0	0	0
Junction City Quarry	901029	0	0	0	0	0	$100	0	no	no	0	0	0
Kaskaskia Mine	1100213	0	0	0	0	0	$0	0	no	no	0	0	0
Maylene Quarry	100634	0	0	0	0	0	$200	0	no	no	0	0	1
North Columbia Quarry	3800146	0	0	0	0	0	$238	0	no	no	0	0	0
ONeal	103076	0	0	0	0	0	$427	0	no	no	0	0	0
O’Neal, FL	801229	0	0	0	0	0	$0	0	no	no	0	0	0
Paulding Quarry	901107	0	0	0	0	0	$234	0	no	no	0	0	0
Perry Quarry	801083	0	0	0	0	0	$138	0	no	no	0	1	1
Perryville Quar	2301413	0	0	0	0	0	$0	0	no	no	0	0	0
Red Oak Quarry	900069	0	0	0	0	0	$490	0	no	no	0	0	0
River Portable	1103052	0	0	0	0	0	$0	0	no	no	0	0	0
Rock Dust Prod	1102799	0	0	0	0	0	$0	0	no	no	0	0	0
Rosiclare Quarry	1100009	0	0	0	0	0	$0	0	no	no	0	0	0
R-S Sand and Gravel	2200381	0	0	0	0	0	$100	0	no	no	1	1	0
Ruby Quarry	900074	0	0	0	0	0	$0	0	no	no	0	0	0
Shorter Sand and Gravel	102852	0	0	0	0	0	$0	0	no	no	0	0	0
Six Mile Quarry	901144	0	0	0	0	0	$0	0	no	no	0	0	0
Sylacauga Quarry	103187	0	0	0	0	0	$0	0	no	no	0	0	0
Ten Mile	4000094	0	0	0	0	0	$0	0	no	no	0	0	0
Tyrone Quarry	900306	0	0	0	0	0	$200	0	no	no	0	0	0
Vance Quarry	103022	0	0	0	0	0	$400	0	no	no	1	0	0
Warrenton Quarry	900580	0	0	0	0	0	$0	0	no	no	0	0	1

Location	MSHA ID	Section 104 S&S Citations (#)	Section 104(b) Orders (#)	Section 104(d) Citations and Orders (#)	Section 110(b)(2) Violations (#)	Section 107(a) Orders (#)	Total Dollar Value of MSHA Assessment/$ Proposed	Total Number of Mining Related Fatalities (#)	Received Notice of Pattern of Violation Under Section 104(e) (yes/no)	Received Notice of Potential to have Pattern under Section 104(e) (yes/no)	Legal Actions Pending as of Last Day of Period (#)*	Legal Actions Instituted During Period (#)	Legal Actions Resolved During Period (#)
Waugh Sand and Gravel	100714	0	0	0	0	0	$0	0	no	no	0	0	0
Whites Creek Qu	4000075	0	0	0	0	0	$0	0	no	no	0	0	0
Alden Portable Sand	1302037	0	0	0	0	0	$0	0	no	no	0	0	0
Alden Portable Plant 1	1302031	0	0	0	0	0	$527	0	no	no	0	0	0
Alden Portable Plant 2	1302033	0	0	0	0	0	$200	0	no	no	0	0	3
Alden Portable Wash	1302122	0	0	0	0	0	$0	0	no	no	0	0	0
Alden Quarry	1300228	0	0	0	0	0	$0	0	no	no	0	0	0
Alden Shop	1302320	1	0	0	0	0	$150	0	no	no	0	0	0
Ames Mine	1300014	2	0	0	0	0	$1,446	0	no	no	0	0	0
Army Post Sand	1302022	0	0	0	0	0	$0	0	no	no	0	0	0
Beaver Lake Quarry	4503347	0	0	0	0	0	$200	0	no	no	0	0	0
Breit Quarry	2301922	0	0	0	0	0	$0	0	no	no	0	0	0
Burrows Portabl	2301939	0	0	0	0	0	$0	0	no	no	0	0	0
Cedar Rapids Quarry	1300122	0	0	0	0	0	$0	0	no	no	0	0	0
Cedar Rapids Sand	1300724	0	0	0	0	0	$0	0	no	no	0	0	0
Colfax Sand and Gravel	1300814	1	0	0	0	0	$450	0	no	no	0	0	0
Des Moines North Sand	1302180	0	0	0	0	0	$0	0	no	no	0	0	0
Des Moines Portable	1300150	2	0	0	0	0	$1,433	0	no	no	0	0	0
Dubois Quarry	2501046	0	0	0	0	0	$354	0	no	no	0	0	0
Durham Mine	1301225	5	0	0	0	0	$5,682	0	no	no	0	0	0
Earlham Quarry	1302123	1	0	0	0	0	$790	0	no	no	0	0	0
Ferguson Quarry	1300124	0	0	0	0	0	$200	0	no	no	0	0	0
Fort Calhoun	2500006	3	0	0	0	1	$11,724	0	no	no	0	0	0
Fort Dodge Mine	1300032	2	0	0	0	0	$3,202	0	no	no	2	0	0
Granite Falls Quarry	4502665	0	0	0	0	0	$0	0	no	no	0	0	0
Iowa Grading	1302316	0	0	0	0	0	$200	0	no	no	0	0	0
Iowa Grading 26810	1302126	0	0	0	0	0	$234	0	no	no	0	0	0
LeGrand Portable	1302317	0	0	0	0	0	$0	0	no	no	0	0	0
Linn County Sand	1302208	2	0	0	0	0	$300	0	no	no	0	0	0
Malcom Mine	1300112	2	0	0	0	0	$1,575	0	no	no	0	1	1

Location	MSHA ID	Section 104 S&S Citations (#)	Section 104(b) Orders (#)	Section 104(d) Citations and Orders (#)	Section 110(b)(2) Violations (#)	Section 107(a) Orders (#)	Total Dollar Value of MSHA Assessment/$ Proposed	Total Number of Mining Related Fatalities (#)	Received Notice of Pattern of Violation Under Section 104(e) (yes/no)	Received Notice of Potential to have Pattern under Section 104(e) (yes/no)	Legal Actions Pending as of Last Day of Period (#)*	Legal Actions Instituted During Period (#)	Legal Actions Resolved During Period (#)
Marshalltown Sand	1300718	0	0	0	0	0	$100	0	no	no	0	0	0
Missouri Portab	2302092	0	0	0	0	0	$0	0	no	no	0	0	0
Moore Quarry	1302188	0	0	0	0	0	$435	0	no	no	0	0	0
Neill Portable	2301921	0	0	0	0	0	$0	0	no	no	0	0	0
New Harvey Sand	1301778	1	0	0	0	0	$540	0	no	no	0	0	0
Northwest Division OH	A2354	0	0	0	0	0	$0	0	no	no	0	0	0
Osceola Quarry	1302121	0	0	0	0	0	$0	0	no	no	0	0	0
Pacific Quarry	4500844	1	0	0	0	0	$663	0	no	no	0	0	0
Pederson Quarry	1302192	0	0	0	0	0	$100	0	no	no	0	0	0
Portable Wash Plant	1302032	0	0	0	0	0	$0	0	no	no	0	0	0
Raccoon River Sand	1302315	0	0	0	0	0	$0	0	no	no	0	0	0
Reasoner Sand	1300772	0	0	0	0	0	$0	0	no	no	0	0	0
Rock Springs Quarry	4700053	0	0	0	0	0	$0	0	no	no	0	0	0
Saylorville Sand	1302290	0	0	0	0	0	$0	0	no	no	0	0	0
Springfield Quarry	2501103	0	0	0	0	0	$0	0	no	no	0	0	0
St Cloud Quarry	2100081	1	0	0	0	0	$534	0	no	no	0	0	0
Sully Mine	1300063	2	0	0	0	0	$4,072	0	no	no	0	0	0
W. Des Moines S	1300932	0	0	0	0	0	$300	0	no	no	0	0	0
Weeping Water Mine	2500998	11	0	0	0	1	$20,132	1	no	no	6	6	3
Yellow Medicine Quarry	2100033	1	0	0	0	0	$821	0	no	no	0	0	0
211 Quarry	4103829	1	0	0	0	0	$307	0	no	no	0	0	0
Beckman Quarry	4101335	1	0	0	0	0	$1,139	0	no	no	1	1	0
Bedrock Plant	4103283	2	0	0	0	0	$556	0	no	no	0	2	2
Black Spur Quarry	4104159	1	0	0	0	0	$424	0	no	no	0	0	0
Chico	4103360	0	0	0	0	0	$0	0	no	no	0	0	0
Cobey	4104140	0	0	0	0	0	$0	0	no	no	0	0	0
Davis	3401299	0	0	0	0	0	$0	0	no	no	0	0	0
Garwood	4102886	2	0	0	0	0	$1,026	0	no	no	0	0	0
Helotes	4103137	0	0	0	0	0	$217	0	no	no	0	0	0
Hondo	4104708	0	0	0	0	0	$100	0	no	no	0	0	0

Location	MSHA ID	Section 104 S&S Citations (#)	Section 104(b) Orders (#)	Section 104(d) Citations and Orders (#)	Section 110(b)(2) Violations (#)	Section 107(a) Orders (#)	Total Dollar Value of MSHA Assessment/$ Proposed	Total Number of Mining Related Fatalities (#)	Received Notice of Pattern of Violation Under Section 104(e) (yes/no)	Received Notice of Potential to have Pattern under Section 104(e) (yes/no)	Legal Actions Pending as of Last Day of Period (#)*	Legal Actions Instituted During Period (#)	Legal Actions Resolved During Period (#)
Hondo-1	4104090	0	0	0	0	0	$0	0	no	no	0	0	0
Midwestern Quarry	4102585	0	0	0	0	0	$0	0	no	no	0	0	0
Mill Creek	3401285	2	0	0	0	0	$648	0	no	no	0	0	0
N.T. Norman Sand	3400616	0	0	0	0	0	$0	0	no	no	0	0	0
N.T. Wills Point/Terrell	4104194	0	0	0	0	0	$0	0	no	no	0	0	0
New Braunfels Quarry	4104264	1	0	0	0	0	$774	0	no	no	2	1	1
North Troy	3401905	0	0	0	0	0	$500	0	no	no	0	0	0
North Troy Portable	3401949	0	0	0	0	0	$0	0	no	no	0	0	0
Portable Crushing	4104204	1	1	0	0	0	$751	0	no	no	1	1	0
Poteet (Sand Plant)	4101342	0	0	0	0	0	$100	0	no	no	0	0	2
Rio Medina	4103594	2	0	0	0	0	$562	0	no	no	1	2	1
S.T. Porter Pit	4102673	0	0	0	0	0	$0	0	no	no	0	0	0
S.T. Vannoy Pit	4103730	0	0	0	0	0	$0	0	no	no	0	0	0
San Pedro Quarry	4101337	0	0	0	0	0	$417	0	no	no	1	1	0
Sierra Blanca Quarry	4104015	0	0	0	0	0	$0	0	no	no	0	0	0
Snyder	3401651	0	0	0	0	0	$0	0	no	no	0	0	2
Troy	3401581	0	0	0	0	0	$0	0	no	no	0	0	0
Arch Street Quarry	301657	0	0	0	0	0	$0	0	no	no	0	0	0
Augusta Quarry-KS	1400126	0	0	0	0	0	$200	0	no	no	0	0	0
Big Springs	1400184	0	0	0	0	0	$0	0	no	no	0	0	0
Black Rock Quarry	300011	0	0	0	0	0	$100	0	no	no	0	0	0
Blake Quarry	1401584	0	0	0	0	0	$200	0	no	no	0	1	1
Blue Mound Quarry	2300875	0	0	0	0	0	$0	0	no	no	0	0	0
Broken Bow SandG	3400460	2	0	1	0	0	$52,917	1	no	no	0	0	0
Crawford KS Quarry	1401457	0	0	0	0	0	$0	0	no	no	0	0	0
Fastpack Plant	1401629	0	0	0	0	0	$0	0	no	no	0	0	0
Glen Rose Quarry	301828	0	0	0	0	0	$0	0	no	no	0	0	0
Greenwood	2300141	1	0	0	0	0	$1,023	0	no	no	0	1	2
Harrell Sand	301495	0	0	0	0	0	$0	0	no	no	0	0	0
Hatton Quarry	301614	1	0	0	0	0	$600	0	no	no	0	0	0
Hugo	3400061	0	0	0	0	0	$100	0	no	no	0	0	0

Location	MSHA ID	Section 104 S&S Citations (#)	Section 104(b) Orders (#)	Section 104(d) Citations and Orders (#)	Section 110(b)(2) Violations (#)	Section 107(a) Orders (#)	Total Dollar Value of MSHA Assessment/$ Proposed	Total Number of Mining Related Fatalities (#)	Received Notice of Pattern of Violation Under Section 104(e) (yes/no)	Received Notice of Potential to have Pattern under Section 104(e) (yes/no)	Legal Actions Pending as of Last Day of Period (#)*	Legal Actions Instituted During Period (#)	Legal Actions Resolved During Period (#)
Hwy 10 Quarry	2300925	0	0	0	0	0	$0	0	no	no	0	0	0
Idabel	3400507	0	0	0	0	0	$100	0	no	no	0	0	0
Jones Mill Quarry	301586	0	0	0	0	0	$0	0	no	no	0	0	0
Kansas Grading	M769	0	0	0	0	0	$0	0	no	no	0	0	0
Kansas Portable	1401659	0	0	0	0	0	$0	0	no	no	0	0	0
Kansas Portable (Plant 2)	1401658	0	0	0	0	0	$0	0	no	no	0	0	0
Lawrence	1401525	0	0	0	0	0	$0	0	no	no	0	0	0
Ottawa Quarry	1401590	0	0	0	0	0	$0	0	no	no	0	0	0
Parkville Mine	2301883	1	0	0	0	0	$1,434	0	no	no	0	4	5
Peculiar Mine	2300765	0	0	0	0	0	$0	0	no	no	0	0	0
Peculiar Mine(old)	2302344	0	0	0	0	0	$0	0	no	no	0	0	0
Randolph Deep Mine	2302308	3	0	0	0	0	$907	0	no	no	0	2	3
Randolph Mine	2300154	0	0	0	0	0	$0	0	no	no	0	0	0
Red River Sand	3401880	0	0	0	0	0	$0	0	no	no	0	2	2
Sawyer	3401634	0	0	0	0	0	$100	0	no	no	0	0	0
Stamper Mine	2302232	2	0	0	0	0	$446	0	no	no	0	2	2
Sunflower	1401556	1	0	0	0	0	$127	0	no	no	1	1	0
Cottonwood Sand and Gravel	504418	0	0	0	0	0	$100	0	no	no	0	0	0
Fountain Sand and Gravel	503821	0	0	0	0	0	$217	0	no	no	0	0	0
Granite Canyon Quarry	4800018	6	1	0	0	0	$6,766	0	no	no	0	3	3
Greeley 35th Ready Mix	503215	0	0	0	0	0	$100	0	no	no	0	0	0
Greeley 35th Sand and Gravel	504613	0	0	0	0	0	$0	0	no	no	0	0	0
Guernsey	4800004	0	0	0	0	0	$0	0	no	no	0	1	1
Gypsum Portable	504320	0	0	0	0	0	$400	0	no	no	0	0	0
K-18 Quarry	1401560	0	0	0	0	0	$0	0	no	no	0	0	0
Kansas Falls Quarry	1400164	0	0	0	0	0	$0	0	no	no	0	0	0
Lemmon Valley Portable	2601273	0	0	0	0	0	$0	0	no	no	0	0	0

Location	MSHA ID	Section 104 S&S Citations (#)	Section 104(b) Orders (#)	Section 104(d) Citations and Orders (#)	Section 110(b)(2) Violations (#)	Section 107(a) Orders (#)	Total Dollar Value of MSHA Assessment/$ Proposed	Total Number of Mining Related Fatalities (#)	Received Notice of Pattern of Violation Under Section 104(e) (yes/no)	Received Notice of Potential to have Pattern under Section 104(e) (yes/no)	Legal Actions Pending as of Last Day of Period (#)*	Legal Actions Instituted During Period (#)	Legal Actions Resolved During Period (#)
Mamm Creek Portable	504647	0	0	0	0	0	$200	0	no	no	0	0	0
Milford	4202177	0	0	0	0	0	$238	0	no	no	0	0	0
Millford	1401605	0	0	0	0	0	$0	0	no	no	0	0	0
Mustang Quarry	2602484	0	0	0	0	0	$0	0	no	no	0	0	0
North Marion Quarry	1401506	0	0	0	0	0	$0	0	no	no	0	0	0
Portable Crushing	503984	0	0	0	0	0	$0	0	no	no	0	0	0
Portable Recycle 18	501057	0	0	0	0	0	$0	0	no	no	0	0	0
Portable Recycle 2	504360	0	0	0	0	0	$0	0	no	no	0	0	0
Portable Recycle 21	504520	0	0	0	0	0	$600	0	no	no	0	0	0
Powers Portable	504531	0	0	0	0	0	$300	0	no	no	0	1	1
Riverbend Sand and Gravel	504841	0	0	0	0	0	$100	0	no	no	0	0	0
Spanish Springs Quarry	2600803	3	0	0	0	0	$4,082	0	no	no	2	2	1
Spec Agg Sand and Gravel	500860	1	0	0	0	0	$324	0	no	no	0	0	0
Table Mountain Quarry	404847	0	0	0	0	0	$0	0	no	no	0	0	0
Taft Sand and Gravel	504526	0	0	0	0	0	$100	0	no	no	0	0	0
Taft Shop	504735	0	0	0	0	0	$100	0	no	no	0	0	0
Truckee Quarry	404275	0	0	0	0	0	$0	0	no	no	0	0	0
Winfield Quarry	1401577	0	0	0	0	0	$0	0	no	no	0	0	0
Woodbine Quarry	1400085	0	0	0	0	0	$0	0	no	no	0	0	0
Woodville	3300156	7	0	0	0	0	$7,129	0	no	no	0	0	0
Salisbury Shop	3101235	1	0	0	0	0	$276	0	no	no	0	0	0

TOTALS		120	2	3	0	3	$200,989	2	0	0	43	65	69

*	Of the 43 legal actions pending on December 31, 2012, 20 were contests of citations or orders referenced in Subpart B of CFR Part 2700, which includes contests of citations and orders issued under Section 104 of the Mine Act and contests of imminent danger orders under Section 107 of the Mine Act, 22 were contests of proposed penalties referenced in Subpart C of 29 CFR Part 2700, which are administrative proceedings before the Commission challenging a civil penalty that MSHA has proposed for the violation contained in a citation or order, and one was a complaint of discharge, discrimination or interference referenced in Subpart E of 29CFR Part 2700, which is a complaint under Section 105 of the Mine Act by a worker involving discrimination proceedings and relating proceedings.